EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Lument Finance Trust, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-211027, 333-215234 and 333-258134) on Form S-3 and the registration statement (No. 333-254833) on Form S-11 of our report dated March 15, 2022, with respect to the consolidated financial statements and financial statement schedule IV, of Lument Finance Trust, Inc. and subsidiaries.

/s/ KPMG LLP

New York, New York
March 15, 2022